Exhibit 10.2

Execution Version

PURCHASE AND SALE AGREEMENT

Dated as of July 30, 2007,

by and between

ROYALTY SECURITIZATION TRUST I

and

ORTHOVITA, INC.

ii

EXHIBITS

EXHIBITS

Exhibit A	Form of Assignment Agreement
Exhibit B	Form of Consent and Release
Exhibit C	Form of Custodian Lockbox Agreement Letter
Exhibit D	Form of Custodian Wachovia Account Control Agreement Letter
Exhibit E	Form of Securities Disposition Agreement
Exhibit F	Form of UCC-3 Termination Statement
Exhibit G	Form of Legal Opinion of Counsel to Orthovita
Exhibit H	Form of Legal Opinion of New York Counsel to RST
Exhibit I	Form of Legal Opinion of Delaware Counsel to RST

SCHEDULES

Schedule 5.01(b)	Capitalization
Schedule 5.01(d)	Material Changes
Schedule 5.01(i)	Patents and Trademarks
Schedule 5.01(t)	Material Contracts
Schedule 5.01(v)	Restrictions on Subsidiaries

iii

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of July 30, 2007, by and between ROYALTY SECURITIZATION TRUST I, a Delaware statutory trust (“RST”), and ORTHOVITA, INC., a Pennsylvania corporation (“Orthovita”).

RECITALS:

WHEREAS, Orthovita, Vita Special Purpose Corp., a Delaware corporation and wholly-owned indirect subsidiary of Orthovita (“VSP”), and Paul Royalty Fund, L.P., a Delaware limited partnership formerly known as Paul Capital Royalty Acquisition Fund, L.P. (“PRF”), entered into the Revenue Interests Assignment Agreement, dated as of October 16, 2001 (the “RIAA”), pursuant to which PRF purchased the Assigned Interests (as hereinafter defined) from VSP;

WHEREAS, to secure its obligations under the RIAA, VSP entered into the Security Agreement, dated as of October 16, 2001 (the “Security Agreement”) by and between VSP and PRF providing for, among other things, the grant by VSP in favor of PRF of a valid, continuing, perfected lien on and security interest in, the Assigned Interests and the other collateral described therein;

WHEREAS, to perfect the security interest granted under the Security Agreement over accounts of Orthovita at Wachovia Bank, National Association, PRF, Orthovita and Wachovia Bank, National Association entered into the Deposit Account Control Agreement dated as of November 24, 2004 (the “Wachovia Account Control Agreement”);

WHEREAS, pursuant to the terms of the RIAA, Orthovita, VSP, PRF and JPMorgan Chase Bank National Association (the “Lockbox Bank”) entered into the Deposit and Account Control Agreement dated as of November 15, 2004 (the “Lockbox Agreement”), under which various accounts were established for the benefit of VSP and PRF to receive payments payable to VSP under Distribution Agreements and License Agreements (as such terms are defined in the RIAA);

WHEREAS, pursuant to and as set forth in the Securitization Transfer Documents (as hereinafter defined), (i) PRF sold, transferred, conveyed and assigned the Assigned Interests and its rights under the Security Agreement to Royalty Financial Company LLC, a Delaware limited liability company (“RFC”), (ii) RFC Transferred (as hereinafter defined) the Assigned Interests to RST, and (iii) RST granted to the Indenture Trustee (as hereinafter defined) for the benefit of its secured parties, a security interest in all of RST’s right, title and interest relating to the Assigned Interests, whether then owned or thereafter acquired;

WHEREAS, PRF and Deutsche Bank Trust Company Americas, as Custodian (the “Custodian”), entered into the Lockbox Assignment Agreement, dated as of December 9, 2004, pursuant to which PRF assigned to the Custodian all of PRF’s right, title and interest in and to the Lockbox Agreement and the Wachovia Account Control Agreement;

WHEREAS, RFC is a wholly-owned subsidiary of PRF and RFC is the sole beneficial owner of the trust beneficial interest in RST; and

WHEREAS, RST wishes to sell, assign, convey and transfer to Orthovita, and Orthovita wishes to purchase from RST, the Assigned Interests, upon and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

The following terms, as used herein, shall have the following meanings:

“Advance Payment Amount” shall have the meaning given to such term in the RIAA.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Assigned Interests” shall have the meaning given to such term in the RIAA.

“Assignment” shall mean the Assignment Agreement between RST, RFC and PRF, as assignors, and Orthovita, as assignee, substantially in the form of Exhibit A.

“Business Day” shall mean any day other than a Saturday, a Sunday, any day which is a legal holiday under the laws of the City of New York, or any day on which banking institutions located in the City of New York are required by law or other governmental action to close.

“Closing” shall have the meaning set forth in Section 6.01.

“Closing Date” shall mean July 30, 2007.

“Closing Documents” shall mean collectively, (i) the Assignment, (ii) the UCC-3, (iii) the Custodian Lockbox Agreement Letter and (iv) the Custodian Wachovia Account Control Agreement Letter, (v) the Consent and Release, and (vi) the Securities Disposition Agreement.

“Common Stock” shall mean the common stock, par value $.01 per share, of Orthovita.

“Confidential Information” shall have the meaning set forth in Section 7.04(a).

“Consent and Release” shall mean the Consent and Release to be executed by RST, RFC, PRF, VSP, VLI and Orthovita in substantially the form of Exhibit B.

“Custodian” shall have the meaning set forth in the recitals to this Agreement.

“Custodian Lockbox Agreement Letter” shall mean the letter from the Custodian to the Lockbox Bank substantially in the form of Exhibit C.

“Custodian Wachovia Account Control Agreement Letter” shall mean the letter from the Custodian to Wachovia Bank, National Association, substantially in the form of Exhibit D.

“Dollars”, “$” or “US$” shall mean the freely transferable lawful money of the United States.

“Evaluation Date” shall have the meaning set forth in Section 5.01(l).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“GAAP” shall have the meaning set forth in Section 5.01(c).

“Government Authority” means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign), including, without limitation, the U.S. Patent and Trademark Office, the U.S. Food and Drug Administration, the U.S. National Institute of Health or any other government authority located in North America.

“Indenture” shall mean the Indenture dated as of December 9, 2004, between RST, as issuer, and Deutsche Bank Trust Company Americas, as Indenture Trustee thereunder.

“Indenture Trustee” shall mean Deutsche Bank Trust Company Americas, as Indenture Trustee under the Indenture.

“Insolvent” shall mean, with respect to Orthovita and VSP, as applicable, a financial condition such that Orthovita’s or VSP’s respective debts (in the case of Orthovita, on a consolidated basis) are greater than the fair market value of Orthovita’s or VSP’s tangible and intangible assets (in the case of Orthovita, on a consolidated basis), respectively. For purposes of the foregoing, fair market value shall be the amount reasonably calculated by Orthovita’s Board of Directors or a duly appointed committee thereof.

“Intellectual Property Rights” shall have the meaning set forth in Section 5.01(i).

“Knowledge” shall mean, with respect to either party to this Agreement, the actual knowledge of an executive officer of such party relating to a particular matter.

“Liens” shall mean all liens, encumbrances, security interests, mortgages or charges of any kind.

“Lockbox Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Lockbox Bank” shall have the meaning set forth in the recitals to this Agreement.

“Material Adverse Change” shall mean, with respect to Orthovita, a material adverse change in the business, operations, assets or financial condition of Orthovita and its subsidiaries, taken as a whole, after the date hereof, other than losses incurred by Orthovita in the ordinary course of business.

“Material Adverse Effect” shall mean (i) a Material Adverse Change, (ii) a materially adverse effect on the validity or enforceability of this Agreement or any of the Closing Documents (other than by virtue of a breach of a representation or warranty of a party other than Orthovita or VSP contained within this Agreement or any of the Closing Documents), or (iii) a material adverse effect on the ability of Orthovita to perform any of its material obligations under this Agreement or any of the Closing Documents.

“Material Permits” shall have the meaning set forth in Section 5.01(g).

“Nasdaq Market” shall mean the Nasdaq Global Market.

“Orthovita” shall have the meaning set forth in the first paragraph hereof.

“Person” means an individual, corporation, partnership, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

“Pledge Agreement” shall have mean the Pledge Agreement, dated October 16, 2001, by and between Vita Licensing, Inc., a Delaware corporation, and PRF.

“PRF” shall have the meaning set forth in the recitals to this Agreement.

“Prospectus” shall have the meaning set forth in Section 5.01(c).

“Purchase Price” shall have the meaning given to such term in Section 2.03.

“Purchase Price Cash Payment” shall have the meaning set forth in Section 2.03.

“Purchase Price Shares” shall have the meaning given to such term in Section 2.03.

“Registration Statement” means a registration statement filed under, and meeting the requirements of, the Securities Act.

“RFC” shall have the meaning set forth in the recitals to this Agreement.

“RIAA” shall have the meaning set forth in the recitals to this Agreement.

“RST” shall have the meaning set forth in the first paragraph hereof.

“RST’s Account” shall have the meaning set forth in Section 2.03.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Reports” shall have the meaning set forth in Section 5.01(c).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Securities Disposition Agreement” shall mean the Securities Disposition Agreement to be executed by Orthovita and PRF in substantially the form of Exhibit E.

“Securitization Transfer Documents” shall mean each of following documents: (i) the Sale and Contribution Agreement dated as of December 9, 2004 between PRF and RFC; (ii) the Assignment Agreement (Originator) dated as of December 9, 2004 between PRF and RFC; (iii) the Transfer and Servicing Agreement dated as of December 9, 2004 among RFC, RST and Paul Capital Advisors, L.L.C.; (iv) the Assignment Agreement (Transferor) dated as of December 9, 2004 between RFC and RST; and (v) the Indenture.

“Security Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Transfer” or “Transferred” shall mean any sale, conveyance, assignment, disposition or transfer, excluding any transfer pursuant to a Distribution Agreement or License Agreement (as such terms are defined in the RIAA).

“United States” and “U.S.” shall mean the United States of America.

“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UCC-3” shall mean a UCC-3 termination statement substantially in the form of Exhibit F.

“USPTO” shall mean the United States Patent and Trademark Office.

“VLI” shall mean Vita Licensing, Inc., a Delaware corporation.

“VSP” shall have the meaning set forth in the recitals to this Agreement.

ARTICLE II

PURCHASE AND SALE OF ASSIGNED INTERESTS

Section 2.01 Purchase and Sale.

Upon the terms and subject to the conditions set forth in this Agreement, RST agrees to sell, assign, transfer and convey to Orthovita, and Orthovita agrees to purchase from RST, free and clear of all Liens and subject to the conditions set forth in Article VI, all of RST’s rights and interests in and to the Assigned Interests on the Closing Date. Orthovita’s ownership interest in each of the Assigned Interests so acquired shall vest immediately upon RST’s receipt of the payment for such Assigned Interests pursuant to Section 2.03.

Section 2.02 Payments in Respect of the Assigned Interests.

(a) RST acknowledges that it has received the full $1.75 million Advance Payment Amount for 2007. RST and Orthovita agree that upon Closing, RST shall pay $993,297 (Nine hundred ninety-three thousand two hundred ninety-seven dollars) to Orthovita in satisfaction of any obligation to return the 2007 Advance Payment Amount, which amount shall be paid as a credit against the Purchase Price Cash Payment as set forth in Section 2.03.

(b) From and upon the Closing, Orthovita shall be entitled to collect all amounts payable in respect of the Assigned Interests regardless of when earned or accrued and RST shall have no further interest in any such amounts.

Section 2.03 Purchase Price.

In full consideration for the Transfer by RST of the Assigned Interests, and subject to the terms and conditions set forth herein, Orthovita shall (a) pay to RST $20.0 million (twenty million dollars) for the Assigned Interests acquired pursuant to Section 2.01 (the “Purchase Price Cash Payment”) and (b) issue to RST 1,136,364 (one million one hundred thirty-six thousand three hundred sixty-four) shares of Common Stock (the “Purchase Price Shares” and, together with the Purchase Price Cash Payment, the “Purchase Price”). Upon the Closing, (i) the Purchase Price Cash Payment (net of the credit described in Section 2.02(a)) shall be paid by wire transfer of immediately available funds to the account designated by RST (“RST’s Account”) and (ii) the Purchase Price Stock Payment shall be paid by the issuance by Orthovita to RST of a certificate or certificates representing the Purchase Price Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ORTHOVITA

Orthovita hereby represents and warrants to RST as of the date hereof and as of the Closing Date the following:

Section 3.01 Organization.

Orthovita and VSP are corporations duly incorporated, validly subsisting or existing and in good standing under the laws of their respective jurisdictions of incorporation, and have all corporate powers and all licenses, authorizations, consents and approvals required to carry on their respective businesses as now conducted and as proposed to be conducted in connection with the transaction contemplated hereby. VSP is a wholly owned subsidiary of Vita Licensing, Inc., which is a wholly owned subsidiary of Orthovita.

Section 3.02 Corporate Authorization.

Each of Orthovita and VSP has all necessary power and authority to enter into, execute and deliver this Agreement and the other Closing Documents to which it is a party and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated to be consummated by it hereunder and thereunder. This Agreement and the other Closing Documents have been duly authorized, executed and delivered by each of Orthovita and VSP (in each case, to the extent a party thereto) and each of this Agreement and each other Closing Document to which each of Orthovita and VSP is a party constitutes the valid and binding obligation of Orthovita and VSP, as the case may be, enforceable against Orthovita and VSP, as the case may be, in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

Section 3.03 Governmental Authorization.

The execution and delivery by Orthovita of this Agreement and by each of Orthovita and VSP of the other Closing Documents to which it is a party, and the performance by Orthovita or VSP of its respective obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Government Authority other than filings with the SEC and the applicable state securities regulatory authorities in connection with the issuance by Orthovita of the Purchase Price Shares.

Section 3.04 Solvency.

Neither Orthovita nor VSP is Insolvent. Assuming consummation of the transactions contemplated by this Agreement, (a) the present fair saleable value of each of Orthovita’s and VSP’s assets is greater than the amount required to pay its debts as they become due, (b) neither Orthovita nor VSP has unreasonably small capital with which to engage in its business, and (c) neither Orthovita nor VSP has incurred, or has present plans to or intends to incur, debts or liabilities (other than debts or liabilities incurred pursuant hereto and pursuant to the Transaction Documents) beyond its ability to pay such debts or liabilities as they become absolute and matured.

Section 3.05 Litigation.

There is no (a) action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of Orthovita, threatened against either Orthovita or VSP or (b) governmental inquiry pending or, to the Knowledge of Orthovita, threatened against either Orthovita or VSP, in each case with respect to clauses (a) and (b) above, which, if adversely determined, would question the validity of, or would materially and adversely affect or prevent the consummation of, the transactions contemplated by this Agreement or any of the other Closing Documents or would reasonably be expected to have a Material Adverse Effect.

Section 3.06 Compliance with Laws.

Neither Orthovita nor VSP (a) is in violation of, has violated, or to the Knowledge of Orthovita, is under investigation with respect to, and, (b) to the Knowledge of Orthovita has been threatened to be charged with or been given notice of any violation of, with respect to clauses (a) and (b) above, any law, rule, ordinance or regulation, judgment, order or decree entered by any Government Authority applicable to either Orthovita or VSP, which would reasonably be expected to have a Material Adverse Effect.

Section 3.07 Conflicts.

Neither the execution and delivery of this Agreement or any other Closing Document to which Orthovita or VSP is a party nor the performance or consummation of the transactions contemplated to be consummated by it hereby or thereby will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respect any provisions of: (i) any law, rule or regulation of any Government Authority, or any judgment, order, writ, decree, permit or license of any Government Authority, to which Orthovita or VSP or any of their respective assets or properties may be subject or bound; or (ii) any contract, agreement, commitment or instrument to which either Orthovita or VSP is a party or by which Orthovita or VSP or any of their respective assets or properties is bound or committed; (b) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any respects any provisions of the articles of incorporation or by-laws (or other organizational or constitutional documents) of Orthovita or VSP; (c) require any notification to, filing with, or consent of, any Person or Government Authority other than filings with the SEC and the applicable state securities regulatory authorities in connection with the issuance by Orthovita of the Purchase Price Shares.

Section 3.08 Broker’s Fees.

Neither Orthovita nor VSP has taken any action which would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF RST

RST represents and warrants to Orthovita as of the date hereof and as of the Closing Date the following:

Section 4.01 Organization.

RST is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all trust powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 4.02 Corporate Authorization.

RST has all necessary power and authority to enter into, execute and deliver this Agreement and the other Closing Documents to which it is a party that require execution and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. This Agreement and the other Closing Documents have been duly authorized, executed and delivered by RST (to the extent a party thereto) and each of this Agreement and each other Closing Document to which RST is a party constitutes the valid and binding obligation of RST, enforceable against RST in accordance with their respective terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

Section 4.03 Governmental Authorization.

The execution and delivery by RST of this Agreement and the other Closing Documents to which it is a party, and the performance by RST of its obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Government Authority other than the filings with the Delaware Secretary of State and the USPTO necessary to terminate RST’s and the Indenture Trustee’s Liens on the assets of VSP.

Section 4.04 Litigation.

There is no (a) action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of RST, threatened against RST or (b) governmental inquiry pending or, to the Knowledge of RST, threatened against RST, in each case with respect to clauses (a) and (b) above, which, if adversely determined, would question the validity of, or would materially and adversely affect or prevent the consummation of, the transactions contemplated by this Agreement or any of the other Closing Documents or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any of the other Closing Documents (other than by virtue of a breach of a representation or warranty of a party other than RST or PRF contained within this Agreement or any of the other Closing Documents), or a material adverse effect on the ability of RST to perform any of its material obligations under this Agreement or any of the other Closing Documents.

Section 4.05 Compliance with Laws.

RST (a) is not in violation of, has not violated, or to the Knowledge of RST, is not under investigation with respect to, and, (b) to the Knowledge of RST has not been threatened to be charged with or been given notice of any violation of, with respect to clauses (a) and (b) above, any law, rule, ordinance or regulation, judgment, order or decree entered by any Government Authority applicable to RST, which would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any of the other Closing Documents (other than by virtue of a breach of a representation or warranty of a party other than RST or PRF contained within this Agreement or any of the other Closing Documents), or a material adverse effect on the ability of RST to perform any of its material obligations under this Agreement or any of the other Closing Documents.

Section 4.06 Broker’s Fees.

RST has not taken any action which would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

Section 4.07 Conflicts.

Neither the execution and delivery of this Agreement or the other Closing Documents nor the performance or consummation of the transactions contemplated hereby or thereby will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respect any provisions of: (i) any law, rule or regulation of any Government Authority, or any judgment, order, writ, decree, permit or license of any Government Authority, to which RST or any of its assets or properties may be subject or bound; or (ii) any contract, agreement, commitment or instrument to which RST is a party or by which RST or any of its assets or properties is bound or committed; (b) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any respects any provisions of the organizational or constitutional documents of RST; or (c) except as specifically provided in the Closing Documents, require any notification to, filing with, or consent of, any Person or Government Authority.

Section 4.08 No Short Position.

RST does not have a short position in Orthovita securities as of the Closing Date.

Section 4.09 Ownership.

RST, immediately prior to the assignment of the Assigned Interests, owns, and is the sole holder of, all the Assigned Interests, free and clear of any and all Liens, except those Liens created in favor of the Indenture Trustee pursuant to the Indenture, which will be released at Closing. RST has not transferred, sold or otherwise disposed of, or agreed to transfer, sell or otherwise dispose of, any portion of the Assigned Interests other than as contemplated by this Agreement. RST has the full right to sell, transfer, convey and assign to Orthovita all of RST’s rights and interests in and to the Assigned Interests being sold, transferred, conveyed and assigned to Orthovita pursuant to this Agreement without any requirement to obtain the consent of any Person whose consent has not previously been obtained. By the delivery to Orthovita of the executed Assignment, RST shall transfer, convey and assign to Orthovita all of RST’s rights and interest in and to the Assigned Interests being sold, transferred, conveyed and assigned to Orthovita pursuant to this Agreement, free and clear of any Liens. At the Closing, upon payment of the Purchase Price Cash Payment by Orthovita to RST and issuance of the Purchase Price Shares by Orthovita to RST in accordance with this Agreement, and upon the delivery of the Assignment to Orthovita by RST and the Consent and Release by VSP to RST, Orthovita shall have acquired good and valid rights and interests of RST in and to the Assigned Interests being sold, transferred, conveyed and assigned to Orthovita pursuant to this Agreement, free and clear of any and all Liens.

ARTICLE V

PROVISIONS RELATING TO ISSUANCE OF PURCHASE PRICE SHARES

Section 5.01 Representations and Warranties of Orthovita.

Orthovita hereby represents and warrants to RST as of the date hereof and as of the Closing Date the following:

(a) Issuance of the Purchase Price Shares. The Purchase Price Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(b) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of Orthovita (whether or not presently convertible into, or exercisable or exchangeable for, shares of capital stock of Orthovita) is set forth in Schedule 5.01(b). All outstanding shares of capital stock of Orthovita are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. No securities of Orthovita are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Closing Documents. Except as set forth on Schedule 5.01(b), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Orthovita or any subsidiary of Orthovita is or may become bound to issue additional shares of Common Stock, or securities or rights convertible into or exercisable or exchangeable for shares of Common Stock. Except as set forth on Schedule 5.01(b), there are no anti-dilution or price adjustment provisions contained in any security issued by Orthovita (or in any agreement providing rights to security holders), and the issuance and sale of the Purchase Price Shares will not obligate Orthovita to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Orthovita securities to adjust the exercise, conversion, number of issuable shares, exchange or reset price under such securities.

(c) SEC Reports; Financial Statements. Orthovita has filed with the SEC all reports required to be filed by it under the Exchange Act, including reports required to be filed with the SEC pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Orthovita has made available via the EDGAR system operated by the SEC or otherwise to RST a true, correct and complete copy of all SEC Reports filed within the ten days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any Registration Statement to be filed by Orthovita with the SEC pursuant to Section 6 of the Securities Disposition Agreement, and any prospectus and prospectus supplement to be filed by Orthovita with the SEC in connection therewith (collectively, the “Prospectus”), will comply in all material respects with the applicable requirements of the Securities Act, and no such Registration Statement or Prospectus will contain, as of the respective times they will be filed with the SEC, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Orthovita included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Orthovita and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(d) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) except as disclosed on Schedule 5.01(d), Orthovita has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Orthovita’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) Orthovita has not altered its method of accounting in a manner that would reasonably be expected to result in a Material Adverse Effect or changed the identity of the registered independent public accounting firm that audited such audited financial statements, (iv) Orthovita has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Orthovita has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Orthovita equity compensation plans.

(e) Compliance. Neither Orthovita nor any subsidiary of Orthovita: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Orthovita or any Orthovita subsidiary under), nor has Orthovita or any Orthovita subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) to the knowledge of Orthovita, is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except in each case as could not, individually or in the aggregate, result in a Material Adverse Effect.

(f) Labor Relations. No strike, work stoppage, slow down or other material labor problem exists or, to the knowledge of Orthovita, is threatened or imminent with respect to any of the employees of Orthovita or any Orthovita subsidiary.

(g) Regulatory Permits. Orthovita and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, result in a Material Adverse Effect (“Material Permits”), and neither Orthovita nor any Orthovita subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(h) Title to Assets. Orthovita and each of its subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of Orthovita and such subsidiaries and good and marketable title in all personal property owned by them that is material to the business of Orthovita and its subsidiaries, taken as a whole, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Orthovita and its subsidiaries, (ii) Liens on the assets of Vita Special Purpose Corp. in favor of Paul Capital Royalty Acquisition Fund, L.P. pursuant to the Revenue Interests Assignment Agreement dated October 16, 2001 and (iii) Liens on certain assets of

Orthovita pursuant to the Master Security Agreement dated as of October 4, 2001 between Orthovita and General Electric Capital Corporation. Any real property and facilities held under lease by Orthovita and its subsidiaries are held by them under valid, subsisting and enforceable leases of which Orthovita and its subsidiaries are in compliance in all material respects.

(i) Patents and Trademarks. Schedule 5.01(i) sets forth all of Orthovita’s patents and patent applications, in-bound patent licenses, trademarks and trademark applications, in-bound trademark licenses, copyrights and copyright applications and in-bound copyright licenses, including the description thereof, the name of the registered owner, the jurisdiction of such registration and the registration number (collectively, the “Intellectual Property Rights”). Except set forth on Schedule 5.01(i), (i) Orthovita and its subsidiaries own or possess the Intellectual Property Rights, without conflict with the rights of others; (ii) to the knowledge of Orthovita, no product of Orthovita or its subsidiaries that is labeled, promoted or used in a manner that meets the definition of “medical device” set forth in Section 321(b) of the Federal Food, Drug & Cosmetic Act, 21 U.S.C. Sections 301 et seq. (2007), infringes on any license, patent, copyright, service mark, trademark, trade name or other intellectual property right owned by any other Person; and (iii) to the knowledge of Orthovita, there is no known violation by any Person of any right of Orthovita or any of its subsidiaries with respect to any Intellectual Property Rights.

(j) Insurance. To the knowledge of Orthovita, Orthovita and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Orthovita and its subsidiaries are engaged. Neither Orthovita nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for cost increases being experienced by public companies in similar businesses and risk categories.

(k) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of Orthovita and, to the knowledge of Orthovita, none of the employees of Orthovita, is presently a party to any material transaction with Orthovita or any Orthovita subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Orthovita, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(l) Internal Accounting Controls. Orthovita and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The financial records of Orthovita accurately reflect in all material respects the information relating to the business of Orthovita, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of Orthovita. Orthovita has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for Orthovita and designed such disclosures controls and procedures to ensure that material information relating to Orthovita is made known to the certifying officers by others within Orthovita, particularly during the period in which Orthovita’s Form 10-K or 10-Q, as the case may be, is being prepared. Orthovita’s certifying officers have evaluated the effectiveness of Orthovita’s controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the year ended December 31, 2006 (such date, the “Evaluation Date”). Orthovita presented in the Form 10-K for the year ended December 31, 2006, the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in Orthovita’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, the knowledge of Orthovita, in other factors that could significantly affect Orthovita’s internal controls.

(m) Integration. Neither Orthovita, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchase Price Shares to be integrated with prior offerings of securities by Orthovita for purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Orthovita are listed or designated, nor will Orthovita or any of its subsidiaries take any action or steps that would cause the offering of the Purchase Price Shares to be integrated with other offerings.

(n) Listing and Maintenance Requirements. Orthovita has not, in the 12 months preceding the date hereof, received notice from the Nasdaq Market on which the Common Stock is or has been listed or quoted to the effect that Orthovita is not in compliance with the listing or maintenance requirements of the Nasdaq Market. Orthovita is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance and sale of the Purchase Price Shares hereunder does not contravene the rules and regulations of the Nasdaq Market and no shareholder approval is required for Orthovita to fulfill its obligations under the Closing Documents. The Common Stock is currently listed on the Nasdaq Market.

(o) Registration Rights. No holder of securities of Orthovita has any right to cause the registration under the Securities Act of any securities of Orthovita as a result of the issuance of the Purchase Price Shares hereunder the failure to effect which right could expose Orthovita to material liability or any other holder of securities of Orthovita to any liability or that could impair Orthovita’s ability to consummate the issuance and sale of the Purchase Price Shares in the manner, and at the times, contemplated hereby, which rights have not been waived by such holder as of the date hereof.

(p) Application of Takeover Protections. Orthovita and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Orthovita’s articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to RST as a result of Orthovita’s issuance of the Purchase Price Shares and RST’s ownership of the Purchase Price Shares.

(q) Investment Company. Orthovita and its subsidiaries are not, and are not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) Sarbanes-Oxley Act. Orthovita is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

(s) Tax Returns. All tax returns required to be filed by Orthovita or any of its subsidiaries have been timely filed, taking into account any extensions of time within which to file such tax returns, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with GAAP, and except where the failure to file such returns or pay such taxes or other assessments would not, individually or in the aggregate, have a Material Adverse Effect.

(t) Material Contracts. Except as set forth on Schedule 5.01(t), neither Orthovita nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements to which Orthovita or any subsidiary is a party referred to or described in the Prospectus or referred to or described in, or filed as an exhibit to, or incorporated by reference as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by Orthovita or any subsidiary or, to Orthovita’s knowledge, any other party to any such contract or agreement.

(u) Illegal Funds. Neither Orthovita nor any of its subsidiaries nor, to Orthovita’s knowledge, any employee or agent of Orthovita or any Orthovita subsidiary, has made any payment of funds of Orthovita or any Orthovita subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in any Registration Statement to be filed by Orthovita pursuant to Section 6 of the Securities Disposition Agreement or in any related Prospectus.

(v) Restrictions on Subsidiaries. Except as otherwise set forth on Schedule 5.01(v), no Orhtovita subsidiary is currently prohibited, directly or indirectly, from paying any dividends to Orthovita, from making any other distribution on such subsidiary’s capital stock, from repaying to Orthovita any loans or advances to such subsidiary from Orthovita or from transferring any of such subsidiary’s property or assets to Orthovita or any other subsidiary of Orthovita.

(w) Market Manipulation. Neither Orthovita nor any of its subsidiaries nor, to Orthovita’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Orthovita to facilitate the sale or resale of the Purchase Price Shares.

(x) Environmental and Safety Laws. Orthovita is in material compliance with applicable statutes, laws and regulations relating to the environment or occupational health and safety. No hazardous or toxic substances or wastes have been released by Orthovita at any real property now or previously owned or leased by Orthovita which could result in a Material Adverse Effect.

(y) Disclosure. Orthovita understands and confirms that RST will rely on the foregoing representations in effecting transactions in securities of Orthovita. All disclosure provided to RST regarding Orthovita, its business and the transactions contemplated hereby, furnished by or on behalf of Orthovita, taken together with SEC Reports, are true and correct, in all material respects, and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.02 Representations and Warranties of RST.

RST hereby represents and warrants to Orthovita as of the date hereof and as of the Closing Date the following:

(a) Receipt of Agreements. RST has received and reviewed this Agreement.

(b) No Registration of Shares. RST is aware that the Purchase Price Shares have not been registered under the Securities Act, that the offer and sale of the Purchase Price Shares are intended to be exempt from registration under the Securities Act and the rules promulgated thereunder by the SEC, and that none of the Purchase Price Shares may be sold, assigned, transferred or otherwise disposed of unless it is registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. RST is also aware that the certificates for the Purchase Price Shares will bear appropriate legends restricting their transfer pursuant to applicable law.

(c) Suitability of Investment.

(i) RST has such knowledge and experience in financial, business and tax matters that it is capable of evaluating the merits and risks relating to its investment in the Purchase Price Shares and making an investment decision with respect to Orthovita.

(ii) RST has been given the opportunity to obtain information and documents relating to Orthovita and to ask questions of and receive answers from representatives of Orthovita concerning Orthovita and the investment in the Purchase Price Shares.

(iii) RST is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in Orthovita.

(iv) RST is aware that there are substantial risks incident to an investment in the Purchase Price Shares.

(v) RST is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act as presently in effect.

Section 5.03 Transfer Restrictions.

(a) Restrictions on Transfer. The Purchase Price Shares have not been registered under the Securities Act and may not be sold, assigned, transferred or otherwise disposed of unless they are registered under the Securities Act or an exemption from such registration is available. Sales or transfers of the Purchase Price Shares are further restricted by state securities laws and the provisions of this Agreement. Notwithstanding the foregoing or any provision of this Agreement to the contrary, Orthovita acknowledges and agrees that upon the receipt by RST of the Purchase Price Shares, RST will distribute all such shares to RFC.

(b) Legend. Unless sold pursuant to an effective Registration Statement, each certificate representing the Purchase Price Shares shall bear a legend substantially in the following form:

“The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under the Securities Act or, except as otherwise permitted pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an opinion of counsel reasonably satisfactory to Orthovita is obtained to the effect that such registration is not required.”

ARTICLE VI

THE CLOSING; CONDITIONS TO CLOSING AND FUNDING

Section 6.01 Closing.

Subject to the closing conditions set forth in Sections 6.02 and 6.03, the closing of the purchase and sale of the Assigned Interests (the “Closing”) shall take place on the Closing Date at the offices of Duane Morris LLP, 1540 Broadway, 14th Floor, New York, New York 10036 at 10:00 a.m., New York City time. If all conditions are determined to be satisfied (or any of such conditions are duly waived) at the Closing (whether or not delayed), the Closing shall be consummated.

Section 6.02 Conditions Applicable to RST.

The obligations of RST to effect the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived by RST in its sole discretion:

(a) Accuracy of Representations and Warranties. The representations and warranties of Orthovita set forth in this Agreement and the other Closing Documents shall be true, correct and complete in all material respects both on the date of this Agreement and as of the Closing Date (with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except to the extent that any such representations or warranties which by its terms is made as of a specified date, in which case such representations or warranties shall have been true, correct and complete in all material respects as of such specified date).

(b) No Adverse Circumstances. There shall not have occurred or be continuing any event or circumstance which would reasonably be expected to have a Material Adverse Effect.

(c) Litigation. No action, suit, litigation, proceeding or investigation shall have been formally instituted, be pending or threatened challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by, or seeking to obtain damages in connection with the transactions contemplated, by this Agreement or the other Closing Documents. There shall not be in effect any injunction, order, judgment or decree restricting, preventing or enjoining the consummation of the transactions contemplated by this Agreement.

(d) Legal Opinion. RST shall have received an opinion of Duane Morris LLP, counsel to Orthovita, dated the Closing Date, in form and substance satisfactory to RST and its counsel, to the effect set forth in Exhibit G.

(e) Assignment. The Assignment shall have been executed by Orthovita and RST shall have received the same.

(f) Consent and Release. The Consent and Release shall have been executed and delivered by VSP, VLI and Orthovita to RST and RST shall have received the same.

(g) Corporate Documents of Orthovita. RST shall have received on the Closing Date, a certificate, dated the Closing Date, of a senior officer of Orthovita (the statements made in which shall be true and correct on and as of the Closing Date): (i) attaching copies, certified by such officer as true and complete, of Orthovita’s articles of incorporation and by-laws or other organizational documents (together with any and all amendments thereto) certified by the appropriate Government Authority (other than as to the by-laws) as being true, correct and complete copies; (ii) attaching copies, certified by such officer as true and complete, of resolutions of the board of directors of Orthovita authorizing and approving the execution, delivery and performance by Orthovita of this Agreement, the other Closing Documents and the transactions contemplated herein and therein; (iii) setting forth the incumbency of the officer or officers of Orthovita who have executed and delivered this Agreement and the other Closing Documents to which it is a party including therein a signature specimen of each such officer or officers; and (iv) attaching copies, certified by such officer as true and complete, of certificates of the appropriate Government Authority of the Commonwealth of Pennsylvania, stating that Orthovita is in good standing under the laws of such jurisdiction or, if any such certificate is not available from a Government Authority, a statement by such officer containing an equivalent confirmation.

(h) Covenants. Orthovita shall have complied in all material respects with its covenants as set forth in this Agreement and each other Closing Document to which it is a party.

(i) Full Payment of Purchase Price Cash Payment. The Purchase Price Cash Payment due at Closing (net of the credit described in Section 2.02(a)) shall have been tendered by Orthovita to RST by wire transfer of immediately available funds to RST’s Account.

(j) Issuance of Purchase Price Shares. The Purchase Price Shares to be issued at Closing shall have been issued and delivered by Orthovita to RST in certificated form.

(k) Reimbursement of Legal Fees. Orthovita shall have tendered to Chadbourne & Parke LLP by wire transfer a sum of $40,000 (forty thousand dollars) towards the reimbursement of legal expenses incurred by RST in connection with the transactions contemplated by the Agreement.

Section 6.03 Conditions Applicable to Orthovita.

The obligations of Orthovita to effect the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived by Orthovita in its sole discretion:

(a) Accuracy of Representations and Warranties. The representations and warranties of RST set forth in this Agreement and the other Closing Documents shall have been true, correct and complete in all material respects both on the date of this Agreement and as of the Closing Date (with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except to the extent that any such representations or warranties which by its terms is made as of a specified date, in which case such representations or warranties shall have been true, correct and complete in all respects on and as of such specified date).

(b) Litigation. No action, suit, litigation, proceeding or investigation shall have been formally instituted, be pending or threatened challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by, or seeking to obtain damages in connection with, the transactions contemplated, by this Agreement or the other Closing Documents. There shall not be in effect any injunction, order, judgment or decree restricting, preventing or enjoining the consummation of the transactions contemplated by this Agreement.

(c) Legal Opinion. Orthovita shall have received an opinion of Chadbourne & Parke LLP, special New York counsel to RST, and an opinion of Potter Anderson & Corroon LLP, special Delaware counsel to RST, each dated the Closing Date, in form and substance satisfactory to Orthovita and its counsel, to the effect set forth in Exhibit H and Exhibit I, respectively.

(d) Assignment. The Assignment shall have been executed by each of the parties thereto and Orthovita shall have received the same.

(e) Lien Releases. Orthovita shall have received the UCC-3 for filing in the office of the Delaware Secretary of State and documents confirming that the Release and Termination of Security Interest was filed with the USPTO.

(f) Custodian Lockbox Agreement Letter. Orthovita shall have received an original counterpart of the Custodian Lockbox Agreement Letter signed by the Custodian and RST.

(g) Custodian Wachovia Account Control Agreement Letter. Orthovita shall have received an original counterpart of the Custodian Wachovia Account Control Agreement Letter signed by the Custodian.

(h) Trust Documents of RST. Orthovita shall have received on the Closing Date, a certificate, dated the Closing Date, of an officer of the owner trustee of RST (the statements made in which shall be true and correct on and as of the Closing Date): (i) attaching copies, certified by such officer as true and complete, of RST’s certificate of trust and trust agreement or other organizational documents (together with any and all amendments thereto) certified by the appropriate Government Authority (other than the trust agreement) as being true, correct and complete copies; (ii) attaching copies, certified by such officer as true and complete, of directions authorizing and approving the execution, delivery and performance by RST of this Agreement, the other Closing Documents and the transactions contemplated herein and therein; (iii) setting forth the incumbency of the officer or officers of the owner trustee who have executed and delivered this Agreement and the other Closing Documents on behalf of RST, including therein a signature specimen of each such officer or officers; and (iv) attaching copies, certified by such officer as true and complete, of certificates of the appropriate Government Authority of the State of Delaware, stating that RST is in good standing under the laws of such jurisdiction or, if any such certificate is not available from a Government Authority, a statement by such officer containing an equivalent confirmation.

(i) Covenants. RST shall have complied in all material respects with its covenants as set forth in this Agreement and each other Closing Document to which it is a party.

(j) Securities Disposition Agreement. Orthovita shall have received an original counterpart of the Securities Disposition Agreement signed by PRF.

(k) Consent and Release. The Consent and Release shall have been executed and delivered by RST, RFC and PRF to Orthovita and Orthovita shall have received the same.

Section 6.04 Termination of Security Interests.

Orthovita acknowledges that it has requested RST to deliver the UCC-3, the Custodian Wachovia Account Control Agreement Letter and the Custodian Lockbox Agreement Letter. RST and Orthovita each acknowledge that, from and upon the Closing, all security interests created under the Security Agreement and Pledge Agreement shall terminate, be released and be of no further force or effect.

Section 6.05 Further Assurances.

Each of the parties hereto shall execute and deliver such additional documents, certificates and instruments, and to perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out and effectuate all of the provisions of this Agreement and any other Closing Document and to consummate all of the transactions contemplated by this Agreement and any other Closing Document.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Survival.

(a) All representations and warranties made herein and in any other Closing Document, any certificates or in any other writing delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Closing and shall continue to survive until the date that is the first anniversary of the Closing Date. Notwithstanding anything in this Agreement or implied by law to the contrary, all the agreements contained in Sections 5.03, 6.04, 6.05 and this Article VII shall survive indefinitely following the execution and delivery of this Agreement and the Closing and the termination of this Agreement.

(b) Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement and the other Closing Documents, and the parties may rely on the representations and warranties in this Agreement and the other Closing Documents irrespective of any information obtained by them by any investigation, examination or otherwise.

Section 7.02 Specific Performance.

Each of the parties hereto acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement or any of the other Closing Documents. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement and the other Closing Documents.

Section 7.03 Notices.

All notices, consents, waivers and communications hereunder given by any party to the other shall be in writing (including facsimile transmission) and delivered personally, by telegraph, telecopy, telex or facsimile, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed:

if to RST to:

c/o Paul Capital Advisors, L.L.C.

50 California Street

Suite 3000

San Francisco, California 94111

Attention: Chief Financial Officer

Facsimile No.: (415) 283-4301

with a copy to:

Mr. Lionel Leventhal

Paul Capital Partners

Two Grand Central Tower

140 East 45th Street, 44th Floor

New York, New York 10017

Facsimile No.: (646) 264-1101

and

Chadbourne & Parke LLP

30 Rockefeller Plaza

New York, New York 10112

Attention: Andrew C. Coronios, Esq.

Facsimile No.: (212) 541-5369

if to Orthovita to:

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

Attention: Antony Koblish, Chief Executive Officer

Facsimile No.: (610) 640-2603

with a copy to:

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

Attention: Christine J. Arasin

Vice President, Business Development and Corporate Counsel

Facsimile No.: (610) 640-2603

and a copy to:

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

Attention: Richard A. Silfen, Esq.

Facsimile No.: (215) 979-1020

or to such other address or addresses as RST or Orthovita may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. All such notices consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective five Business Days after dispatch; (b) when telegraphed, telecopied, telexed or facsimiled, be effective as of (i) the date of transmission, if such notice or communication is received via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, or (ii) the next Business Day after the date of transmission, if such notice or communication is received via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day; or (c) when delivered by a recognized overnight courier or in person, be effective upon receipt when delivered.

Section 7.04 Confidentiality.

(a) The terms, conditions and provisions of this Agreement and any other Closing Document (the “Confidential Information”), shall be kept confidential by Orthovita and RST, and shall be used by Orthovita and RST only in connection with this Agreement and any other Closing Document and the transactions contemplated hereby and thereby, except to the extent that such information (i) is already in the public domain at the time the information is disclosed, (ii) thereafter becomes lawfully obtainable from other sources, (iii) is required to be disclosed in any document to be filed with any Government Authority, or (iv) is required to be disclosed under securities laws, rules and regulations applicable to Orthovita or RST, as the case may be, or pursuant to the rules and regulations of the Nasdaq Market or any other stock exchange or stock market on which securities of Orthovita may be listed for trading. Notwithstanding the foregoing, Orthovita and RST may disclose such information to their partners, directors, employees, managers, officers, investors, bankers, advisors, trustees and representatives on a need-to-know basis, provided that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential pursuant to the terms of this Section 7.04(a). Orthovita will consult with RST, and RST will consult Orthovita, on the form, content and timing of any such disclosures of Confidential Information including, without limitation, any disclosures made pursuant to applicable securities laws or made to investment or other analysts.

(b) Except as required by law or the rules and regulations of any securities exchange or trading system or any Government Authority with similar regulatory authority, or except with the prior written consent of the other party (which consent shall not be unreasonably withheld), neither party shall issue any press release or make any other public disclosure with respect to the transactions contemplated by this Agreement or any other Closing Document. Orthovita and RST shall jointly prepare a press release for dissemination promptly following the Closing Date.

(c) Orthovita shall consult with RST, and RST shall have opportunity to review and comment, with respect to public disclosures or filings to be made to the SEC or any other Government Authority relating to the Closing Documents, or any terms thereof.

Section 7.05 Successors and Assigns.

(a) No party to this Agreement is relying on any other party for tax advice in respect of the transactions contemplated by this Agreement and the Closing Documents, and each party has obtained tax advice based on its particular circumstances from an independent tax advisor.

(b) IRS Circular 230 Disclaimer: Each party to this Agreement understands and acknowledges that any U.S. tax advice contained in this Agreement (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code and (ii) is written in connection with the promotion or marketing of the transactions contemplated hereby or tax-related matters addressed herein.

Section 7.06 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.07 Expenses.

Each party hereto will pay all of its own fees and expenses in connection with entering into and consummating the transactions contemplated by this Agreement, except as expressly set forth herein.

Section 7.08 Independent Nature of Relationship.

(a) The relationship between RST and Orthovita is solely that of seller and purchaser, and neither Orthovita nor RST has any fiduciary or other special relationship with the other or any of their respective Affiliates. Nothing contained herein or in any other Closing Document shall be deemed to constitute Orthovita and RST as a partnership, an association, a joint venture or other kind of entity or legal form.

(b) Orthovita and/or any of its Affiliates shall not at any time obligate RST, or impose on RST any obligation, in any manner or respect to any Person not a party hereto other than obligations of RST’s partners, directors, employees, managers, officers, investors, bankers, advisors, trustees or representatives under Section 7.04.

Section 7.09 Entire Agreement.

This Agreement, together with the Exhibits and Schedules hereto (which are incorporated herein by reference), and the other Closing Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 7.10 Amendments; No Waivers.

(a) Neither this Agreement nor any term or provision hereof may be amended, changed or modified except with the written consent of each of the parties hereto. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.

(b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.11 Interpretation.

References to any agreement, document or instrument means such agreement, document or instrument as amended, restated, supplemented or otherwise modified from time to time in accordance with the applicable provisions thereof. When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other.

Section 7.12 Headings and Captions.

The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 7.13 Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

Section 7.14 Severability.

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

Section 7.15 Governing Law; Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO AND ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND

UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN SUBSECTION (b) ABOVE OF THIS SECTION IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN THIS AGREEMENT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUIT, ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS ON THE OTHER PARTY IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.16 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

Section 7.17 Trustee Capacity.

Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered on behalf of RST by Deutsche Bank Trust Company Delaware, as Owner Trustee (the “Owner Trustee”), not individually or personally but solely in its trustee capacity, in the exercise of the powers and authority conferred and vested in it under the trust agreement of RST, (ii) each of the representations, undertakings and agreements herein made on the part of RST is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but is made and intended for the purpose of binding only RST and (iii) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of RST or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by RST under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ORTHOVITA, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President & CEO

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

ROYALTY SECURITIZATION TRUST I

By:	Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Michelle Siwik
Name:	Michelle Siwik
Title:	Associate

By:	/s/ Edward A. Reznick
Name:	Edward A. Reznick
Title:	President

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]